UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1 Kaki Bukit View, Singapore Lease

On August 15, 2012, Ultratech SE Asia PTE, Ltd (“Singapore SE”), an indirect wholly-owned subsidiary of Ultratech, Inc.(“Ultratech” or, the “Company”), renegotiated its February 17, 2010 lease (“the Original Lease”) and entered into a new lease (the “New Singapore Lease”) with Ascendas Services Pte Ltd, (“Ascendas”), effective June 15, 2013. The New Singapore Lease governs the terms and conditions under which Singapore SE leases certain premises from Ascendas located at 1 Kaki Bukit View, Singapore. The New Singapore Lease extended the term of the Original Lease such that it expires on June 14, 2018 and sets forth the revised base rent for each of the years covered.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

10.1	New Singapore Lease (1Kaki Bukit View, Singapore), entered into on August 15, 2012, by and between Ascendas, Inc. and Singapore SE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012

ULTRATECH, INC.

By:	/s/ BRUCE R. WRIGHT
Bruce R. Wright

Senior Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index

Exhibit	Description

10.1	New Singapore Lease (1Kaki Bukit View, Singapore), entered into on August 15, 2012, by and between Ascendas, Inc. and Singapore SE.